Exhibit 99.1

News

For Immediate Release

CNO Financial Group Announces Increase to Quarterly Dividend
and Results of Annual Shareholders Meeting

CARMEL, Ind., May 8, 2020 - CNO Financial Group, Inc. (NYSE: CNO) announced today that its board of directors has approved a $0.01 per share increase in its quarterly dividend, its eighth consecutive annual increase. The board declared a quarterly cash dividend of $0.12 per share on the company’s common shares. The dividend will be payable June 24, 2020, to shareholders of record at the close of business on June 10, 2020.

In addition, CNO announced that at the company’s annual meeting earlier today, its shareholders:

•
Elected nine directors (Gary C. Bhojwani, Ellyn L. Brown, Stephen N. David, David B. Foss, Robert C. Greving, Mary R. (Nina) Henderson, Charles J. Jacklin, Daniel R. Maurer, and Frederick J. Sievert) to serve terms expiring at next year’s annual meeting.

•	Approved the company’s Amended and Restated Long-Term Incentive Plan.

•	Ratified the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2020.

•	On a non-binding advisory basis, voted in favor of the compensation paid to the company’s named executive officers as disclosed in the proxy statement for the annual meeting.

For more information, visit CNO online at CNOinc.com.

For further information:

CNO News Media
Valerie Dolenga
(312) 396-7688
Valerie.Dolenga@CNOinc.com

CNO Investor Relations
Jennifer Childe
(312) 396-7755
Jennifer.Childe@CNOinc.com

- ### -